Exhibit 99.1

Company Contact:	Investor Relations:
William R. Council, III	Cameron Associates
President and CEO	Rodney O’Connor
(615) 771-7575	(212) 554-5470
ADVOCAT PLANS VIGOROUS DEFENSE AGAINST
CLASS ACTION COMPLAINT

BRENTWOOD, Tenn., (January 9, 2009) — Advocat Inc. (NASDAQ: AVCA) announced that it received notice on January 7, 2009 of a purported class action complaint filed January 2, 2009. The complaint was filed in the Circuit Court of Garland County, Arkansas against Advocat Inc. and certain of its subsidiaries and Garland Nursing & Rehabilitation Center (the “Facility”). The complaint alleges that the defendants breached their statutory and contractual obligations to the residents of the Facility over the past five years.
The lawsuit is in its very early stages and has not yet been certified by the court as a class action. Advocat believes that the complaint is without merit and intends to defend the lawsuit vigorously.
Advocat provides long-term care services to patients in 50 skilled nursing centers containing 5,773 licensed nursing beds, primarily in the Southeast and Southwest. For additional information about the Company, visit Advocat’s web site: http://www.irinfo.com/avc.
FORWARD-LOOKING STATEMENTS
The “forward-looking statements” contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, our ability to achieve the anticipated cost savings from the acquired skilled nursing facilities, our ability to successfully construct and operate the Paris replacement facility, our ability to increase census at our renovated facilities, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, a failure to comply with covenants contained in those credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, our ability to control costs, changes to our valuation allowance for deferred tax assets, changes in occupancy rates in our facilities, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, the effects of changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations of the Company, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as in its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
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